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                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Electronic Processing, Inc.
501 Kansas Avenue
Kansas City, Kansas

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report included herein dated February 12, 1998 relating to the financial statements of Electronic Processing, Inc., which appears in such Prospectus. We also consent to the reference to our firm under the heading, "Independent Public Accountants," in such Prospectus.

                                                          BAIRD, KURTZ & DOBSON

Kansas City, Missouri
May 8, 1998